Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Sandra M. Salah

Sr. Director of Marketing and Investor Relations

SYNNEX Corporation

(510) 668-3715

sandras@synnex.com

SYNNEX Corporation Reports First Quarter 2005 Results

FREMONT, CA — March 29, 2005 — SYNNEX Corporation (NYSE: SNX), a global IT supply chain services company, today announced financial results for the first quarter of fiscal 2005, ended February 28, 2005.

For the first quarter, revenues increased by 10% to $1.35 billion compared to $1.22 billion for the quarter ended February 29, 2004. Net income for the first quarter decreased 11% to $8.6 million, or $0.27 per diluted share, compared with net income of $9.7 million, or $0.33 per diluted share in the prior year quarter.

Results for the first quarter of 2005 include one-time charges totaling $1.4 million (net of tax), or $0.05 per share, related to restructuring activities at the Company’s subsidiary, SYNNEX Canada Limited. The restructuring amount includes $1.6 million (pre-tax) of severance, facility exit costs and other related charges and $0.5 million (pre-tax) of debt restructuring related charges.

“As we reported earlier this month, increased competition, mild reductions in demand, delayed synergy benefits from our EMJ acquisition and assembly supply chain issues were the causes for the revenue and profit shortfall versus our expectations” said Robert Huang, President and Chief Executive Officer. “Despite the less than expected results, the SYNNEX team did perform well in the first quarter of 2005, including 10% organic growth year over year in our core US distribution business and continued strong balance sheet management. Looking forward, we intend to continue to execute on our market leading efficiency, expansion of our business model and efforts to continue to increase market share.”

First Quarter Financial Notes:

•	Distribution revenues were $1.22 billion, an increase of 10% over the prior year quarter. Contract assembly revenues were $130 million, an increase of 10% over the prior year quarter.

•	Gross margin was 4.37%, up four basis points from the prior year quarter.

•	Income from operations, inclusive of $1.6 million in restructuring activities, was $17.3 million, or 1.28% of revenues, versus $17.6 million, or 1.44% of revenues in the prior year quarter.

•	Income from distribution operations, inclusive of $1.6 million in restructuring activities, was $13.9 million, or 1.14% of revenues, versus $14.6 million, or 1.33% of revenues in the prior year quarter.

•	Income from assembly operations was $3.4 million, or 2.63% of revenues, versus $3.0 million, or 2.52% of revenues in the prior year quarter.

•	First quarter depreciation and amortization were $1.2 million and $1.0 million, respectively.

Second Quarter Fiscal 2005 Outlook:

The following statements are based on the Company’s current expectations for the second quarter of 2005. The outlook amounts do not include any impact of stock option expensing, special charges or restructuring amounts that could be incurred. The outlook amounts also assume that the previously announced sale of the Company’s Japan subsidiary will close by the end of April 2005 and do not include the expected gain to be recorded from this transaction.

These statements are forward looking and actual results may differ materially.

•	Revenues are expected to be in the range of $1.30 billion to $1.35 billion.

•	Net income is expected to be in the range of $9.35 million to $9.95 million.

•	Diluted earnings per share are expected to be in the range of $0.30 to $0.32.

The calculation of diluted earnings per share for the second quarter of 2005 is based on an approximate weighted average diluted share count of 31.1 million.

“Our second quarter 2005 guidance reflects continuation of a very competitive North American distribution marketplace and an overall more challenging IT demand environment versus last year,” noted Huang.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 5:00 p.m. (EST). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 888-675-7686 in North America or 334-420-2612 outside North America. The confirmation code for the call is 670930. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until April 12, 2005.

About SYNNEX

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services, demand generation marketing and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our expectations as to our intent to continue to focus on market leading efficiency, expansion of our business model, efforts to increase market share, our expectations of our revenues, net income and earnings per share for the second quarter of fiscal 2005, and our expectation that the sale of our subsidiary in Japan will close by the end of April 2005 and will result in a recorded gain, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2004 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

SYNNEX and the SYNNEX logo are trademarks of SYNNEX Corporation or its subsidiaries and should be treated as such. All rights reserved. All other company names mentioned herein are trademarks of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended February 28, 2005	Three Months Ended February 29, 2004

Revenue	$1,349,425	$1,222,151

Cost of revenue	(1,290,402)	(1,169,189)

Gross profit	59,023	52,962

Selling, general and administrative expenses	(41,695)	(35,356)

Income from operations	17,328	17,606

Interest expense, net	(781)	(525)
Other expense, net	(2,586)	(2,085)

Income before income taxes and minority interest	13,961	14,996

Provision for income taxes	(5,332)	(5,471)
Minority interest in subsidiaries	(22)	128

Net income	$8,607	$9,653

Diluted earnings per share	$0.27	$0.33

Diluted weighted average common shares outstanding	31,450	29,506

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	February 28, 2005	November 30, 2004
Assets
Current assets:
Cash and cash equivalents	$21,607	$28,726
Restricted cash	1,034	2,020
Short-term investments	6,178	5,051
Accounts receivable, net	392,838	372,604
Receivable from vendors, net	59,930	69,033
Receivable from affiliates	3,523	1,970
Inventories	381,592	408,346
Deferred income taxes	18,299	17,645
Other current assets	9,105	7,599

Total current assets	894,106	912,994

Property and equipment, net	34,125	33,851
Goodwill and intangible assets	46,527	48,722
Deferred income taxes	2,403	1,421
Other assets	5,453	2,709

Total assets	$982,614	$999,697

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under term loans and lines of credit	$72,416	$74,996
Payable to affiliates	66,990	68,977
Accounts payable	375,674	386,638
Accrued liabilities	57,459	62,611
Income taxes payable	6,450	2,837

Total current liabilities	578,989	596,059

Long-term borrowings	12,236	13,074
Long-term liabilities	6,282	17,772
Deferred income taxes	820	1,054

Total liabilities	598,327	627,959

Commitments and contingencies	—	—

Minority interest in subsidiaries	2,104	2,082

Stockholders’ equity:
Preferred stock	—	—
Common stock	28	28
Additional paid-in-capital	151,347	145,423
Accumulated other comprehensive income	10,082	12,086
Retained earnings	220,726	212,119

Total stockholders’ equity	382,183	369,656

Total liabilities and stockholders’ equity	$982,614	$999,697